Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and between

BIT ORIGIN LTD

and

PT MITRA MANUNGGAL SANGKARA

dated as of

June 28, 2026

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of June 28, 2026, is entered into by and between PT Mitra Manunggal Sangkara, an Indonesian limited liability company (“Seller”), and BIT ORIGIN LTD, a Cayman Islands exempted company (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Buyer is engaged in the business of cryptocurrency mining;

WHEREAS, Seller is engaged in the business of providing AI infrastructure, GPU computing solutions, enterprise AI deployment services and related technology solutions (the “Business”); and

WHEREAS, Seller wishes to sell, assign and transfer to Buyer certain of its AI computing assets and related business operations, including (a) certain NVIDIA Blackwell B300 AI servers, including servers currently in transit and all rights to receive delivery thereof, (b) related customer service agreements, (c) hosting and colocation agreements, and (d) all related rights and interests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.01), Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in, to, and under the assets, properties, and rights set forth on Schedule 1.01 of the disclosure schedules attached hereto (the “Disclosure Schedules”) (other than the Excluded Assets, as defined in Section 1.02) (collectively, the “Purchased Assets”).

Section 1.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the assets, properties, and rights specifically set forth on Schedule 1.02 of the Disclosure Schedules (collectively, the “Excluded Assets”).

Section 1.03 Purchase Price. In exchange for its acquisition of the Purchased Assets, Buyer shall, at Closing:

(a) pay Seller US$1,000,000 in cash (the “Cash Consideration”) by wire transfer of immediately available funds to an account identified by Seller in a written notice delivered to Buyer at least three days prior to the Closing; and

(b) issue to Seller prefunded warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), having an aggregate value of $10,000,000 and exercisable to purchase 6,457,863 ordinary shares, par value $0.00006 per share, of Buyer (the “Ordinary Shares”). The aggregate value of the cash and warrants issuable to Seller at Closing may be referred to hereinafter as the “Purchase Price.” The Purchase Price shall be allocated as shall be mutually agreed by Buyer and Seller.

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Section 1.04 Third-Party Consents. To the extent that Seller’s rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

ARTICLE II

CLOSING

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) as Seller and Buyer mutually agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

Section 2.02 Closing Deliverables. At the Closing,

(a)	Seller shall deliver to Buyer the following:

(i)             counterpart to the bill of sale in the form of Exhibit B attached hereto/in form and substance satisfactory to Buyer (the “Bill of Sale”) and duly executed by Seller, transferring all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones, and other tangible personal property included in the Purchased Assets (the “Tangible Personal Property”) to Buyer;

(ii)            counterpart to Management Agreement in the form of Exhibit C attached hereto/in form and substance satisfactory to Buyer (the “Management Agreement”) and duly executed by Seller;

(iii)           a certificate of the Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the director of Seller, which authorize the execution, delivery, and performance of this Agreement, the Bill of Sale, the Management Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”), and the consummation of the transactions contemplated hereby and thereby, and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents;

(iv)           such other customary instruments of transfer or assumption, filings, or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this 0 are true and correct as of the date hereof and Seller covenants that they will be true and correct as of the Closing Date.

Section 3.01 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of Indonesia. Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller. This Agreement and the other Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the organizational and other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision or any arbitrator, court, or tribunal of competent jurisdiction (each, a “Governmental Authority”) (collectively, “Law”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller, the Business, or the Purchased Assets; (c) require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (“Person”) or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any contract, lease, license, instrument, note, commitment, undertaking, indenture, joint venture, or other agreement, commitment, or legally binding arrangement, whether written or oral (each a “Contract”), to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (e) result in the creation or imposition of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance (“Encumbrance”) on the Purchased Assets. Schedule 3.02 of the Disclosure Schedules lists all third-party consents, approvals and notices, including all Governmental Approvals, required in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 3.03 Assigned Contracts. Shedule 3.03 of the Disclosure Schedules lists all of the contracts and similar agreements being transferred pursuant to this Agreement (the “Assigned Contracts.” Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), in any material respect, or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that would constitute an event of default under any Assigned Contract or result in a termination thereof. Complete and correct copies of each Assigned Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer. There are no disputes pending or threatened under any Assigned Contract.

Section 3.04 Title to Purchased Assets. Seller has good and valid title to, or valid contractual rights to acquire and transfer, all Purchased Assets free and clear of all Encumbrances

Section 3.05 Condition and Sufficiency of Assets. Each item of Tangible Personal Property is structurally sound, is in good operating condition and repair, and is adequate for the uses to which it is being put, and no item of Tangible Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business. To the extent that the Purchased Assets consist of any assets that have not yet been delivered, Seller represents that such Purchased Assets have been duly ordered from the applicable supplier, Seller possesses valid contractual rights to receive delivery thereof and shall deliver the same to Buyer promptly upon receipt.

Section 3.06 Legal Proceedings; Governmental Orders.

(a)            There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by Seller: (i) relating to or affecting the Business, the Purchased Assets, or the Assumed Liabilities; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)            There are no outstanding Governmental Orders against, relating to, or affecting the Business or the Purchased Assets.

Section 3.07 Compliance with Laws. Seller is in compliance with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.

Section 3.08 Taxes. All Taxes due and owing by Seller have been, or will be, timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller. All Tax Returns required to be filed by Seller for any tax periods prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete, and correct in all respects. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

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Section 3.09 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 3.10 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in Seller’s Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof and Buyer covenants that they will be true and correct as of the Closing Date.

Section 4.01 Organization and Authority of Buyer. Buyer is an exempted company duly organized, validly existing, and in good standing under the Laws of the Cayman Islands. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite company action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 Capitalization. The authorized share capital of Buyer is US$15,000 divided into 250,000,000 shares of par value US$0.00006 each, comprising 237,500,000 Class A Ordinary Shares of par value US$0.00006 each and 12,500,000 Class B Ordinary Shares of par value US$0.00006 each, of which 2,682,355 Class A Ordinary Shares and 12,800 Class B Ordinary Shares (for an aggregate of 2,695,155 issued and outstanding shares) are issued and outstanding. There are no Contracts relating to the issuance, sale or transfer of any of Buyer’s equity or other securities. None of Buyer’s securities were issued in violation of the Securities Act of 1933, as amended, or any other Law.

Section 4.03 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

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Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE V

COVENANTS

Section 5.01 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective directors, officers, employees, consultants, counsel, accountants, and other agents (“Representatives”) to hold, in confidence any and all information, whether written or oral, concerning the Business, the Purchased Assets, or the Assumed Liabilities, except to the extent that Seller can show that such information: (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates, or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.02 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of any of the Transaction Documents or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.03 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. Any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 5.04 Receivables. From and after the Closing, if Seller or any of its Affiliates receives or collects any funds relating to any Accounts Receivable or any other Purchased Asset, Seller or its Affiliate shall remit such funds to Buyer within five (5) business days after its receipt thereof. From and after the Closing, if Buyer or its Affiliate receives or collects any funds relating to any Excluded Asset, Buyer or its Affiliate shall remit any such funds to Seller within five (5) business days after its receipt thereof.

Section 5.05 Transfer Taxes. All sales, use, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, if any, shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

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Section 5.06 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.07 Wrong Pockets. If, following the Closing, (a) any right, property or asset used in, related to or otherwise forming the Purchased Assets is found to have been retained by Seller or its Affiliates in error, Seller shall transfer, or shall cause such Affiliates to promptly transfer, for no additional consideration or cost, such right, property or asset as soon as practicable to Buyer (or its designated Affiliate) or (b) Seller or its Affiliates receives any monies, checks or other forms of payments from customers, suppliers or other contracting parties of the Business which relates to a Purchased Asset, Seller shall transfer, or shall cause such Affiliates, for no additional consideration or cost, to promptly remit such funds to the Buyer, within five (5) Business Days following receipt thereof; provided, that, in the case of clause (a), until any such transfer is completed, Seller shall cooperate with Buyer to structure alternative arrangements reasonably acceptable to Buyer under which Buyer would obtain the benefits and assume the obligations of the relevant right, property or asset in accordance with this Agreement as if the relevant transfer had taken place.

Section 5.08 Access to Information. Until the applicable statutes of limitations (including any extensions) have expired for all Tax periods or portions thereof ending on or before the Closing Date, Buyer and Seller shall, to the extent related to the Purchased Assets or Assumed Liabilities (a) each provide the other with such assistance as may reasonably be requested by any of them in connection with any Tax, accounting or other financial reporting or services, including the preparation of any Tax Return or any tax audit or proceeding, (b) each retain and provide the other with any records or other information that may be relevant to any such Tax, accounting or other financial reporting or services, including relating to any such Tax Return or tax audit or proceeding, and (c) each provide the other with any final determination of any such tax claim that affects any amount required to be shown on any Tax return of the other for any period. Buyer agrees to provide Seller reasonable access to the books and records then in the possession of Buyer that relate to periods prior to the Closing Date solely for the purposes of responding to any claims made against Seller by any Person who is not a party to this Agreement with respect to Excluded Liabilities to the extent that such documents are relevant to such claim and would not result in the loss of privilege or the sharing of competitively sensitive information and for the purposes of preparation of any Tax Returns by Seller after the Closing and to any audit by the Internal Revenue Service or any other authority to the extent that such documents are relevant for such purposes, in all cases at Seller’s expense. Seller agrees to provide Buyer reasonable access to the documents and records not included in the Purchased Assets then in the possession of Seller that relate to periods prior to the Closing Date for the purpose of responding to any claims made against Buyer by any Person who is not a party to this Agreement with respect to Assumed Liabilities to the extent that such documents are relevant to such claim or for any other reasonable purpose relating to Buyer’s operation of the Business after the date hereof, in all cases at Buyer’s expense. Any information provided to Seller pursuant to this Section 5.09 shall in all cases be subject to Section 5.01. For the avoidance of doubt, Seller shall not have access to, or a right to review of, any Tax Return of Buyer (or its Affiliates) that does not relate exclusively to the Purchased Assets and Assumed Liabilities.

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Section 5.09 In-Transit Assets. The parties acknowledge that certain Purchased Assets are in transit and have not yet been delivered to Seller as of the Closing Date. Seller hereby transfers to Buyer all of Seller’s rights, title and interest in and to such assets, including all contractual rights to receive delivery thereof. Following the Closing, Buyer shall be entitled to receive delivery of such assets directly from the applicable supplier. Seller shall cooperate with Buyer following the Closing in connection with any documentation reasonably required by a supplier to facilitate delivery of such Purchased Assets to Buyer. To the extent that, following Closing, Seller or its Affiliates receives any of such assets, Seller or such Affiliate shall transfer, or shall cause such Affiliates to transfer and deliver, for no additional consideration or cost, the same to Buyer within five (5) Business Days following receipt thereof.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02 Indemnification by Seller. Subject to the other terms and conditions of this 0, from and after Closing, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, or with respect to:

(a)            any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)            any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto;

(c)	any Excluded Asset or any Excluded Liability; or

(d)            any Third-Party Claim based upon, resulting from, or arising out of the business, operations, properties, assets, or obligations of Seller or any of its Affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing, or arising on or prior to the Closing Date. For purposes of this Agreement, “Third-Party Claim” means notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing.

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Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this 0, from and after Closing, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, or with respect to:

(a)            any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)            any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement; or

(c)	any Assumed Liability.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.05 Indemnification Limitations; Basket and Cap. Notwithstanding anything to the contrary in this Agreement:

(a)            no Indemnified Party shall be entitled to recover under the provisions of this article unless and until the aggregate amount which such Indemnified Party would be entitled to recover on account thereof exceeds $_100,000 in the aggregate (the “Basket”), in which event, the Indemnified Party shall only be entitled to recover for Losses in excess of the Basket; provided however, that the Basket shall not apply to, limit or restrict any Indemnified Parties’ rights to maintain or recover any amounts in connection with any action or claim based upon fraud, willful misconduct or intentional misrepresentation;

(b)            no Indemnified Party shall be entitled to recover under the provisions of this article if the aggregate claims actually paid by the Indemnifying Party exceeds $1,000,000 (the “Cap”); provided however, that the foregoing limitation shall not apply to recovery for any amounts in connection with any action or claim based upon fraud, willful misconduct or intentional misrepresentation; and

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(c)            for purposes of determining the amount of any Losses that are the subject matter of an indemnification claim and whether a breach has occurred, each representation, warranty and other provision contained in this Agreement and each Transaction Document is to be read without regard and without giving effect to any materiality, material adverse effect or similar standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty or other provision).

Section 6.06 Cumulative Remedies. The rights and remedies provided in this 0 are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	PT MITRA MANUNGGAL SANGKARA

No.29 Tampa Boulevard, PIK2, Tangerang, Banten, Indonesia

Email:

Attention: David Tedjo, Managing Director

If to Buyer:	BIT ORIGIN LTD

160 Robinson Road, 12F, SBF Center

Singapore 068914

Email:

Attention: Jinghai Jiang

with a copy to:	Lucosky Brookman LLP

101 Wood Avenue, 5th Floor

Iselin, New Jersey 08830

Email:

Attention: Victoria Baylin

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Section 7.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement, and any dispute, controversy, claim, or difference of any kind whatsoever arising out of, relating to, or in connection with this Agreement (including any question regarding its existence, validity, interpretation, performance, breach, or termination, and any non-contractual obligations arising out of or in connection with it) (each, a “Dispute”), shall be governed by, and construed in accordance with, the laws of the Republic of Singapore, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. Any Dispute shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (the “SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (the “SIAC Rules”) for the time being in force, which Rules are deemed to be incorporated by reference into this clause. The seat of the arbitration shall be Singapore. The arbitral tribunal shall consist of three (3) arbitrators. Each party shall nominate one (1) arbitrator, and the two (2) arbitrators so nominated shall jointly nominate the third arbitrator, who shall act as the presiding arbitrator. Any arbitrator not nominated within the time prescribed under the SIAC Rules shall be appointed by the President of the Court of Arbitration of the SIAC. The language of the arbitration shall be English. Any award rendered by the arbitral tribunal shall be final and binding on the parties, and the parties waive any right to appeal or to refer any question of law arising in the course of the arbitration to the extent such waiver is permitted under the laws of Singapore. Judgment on the award may be entered in any court having jurisdiction thereof

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EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

PT MITRA MANUNGGAL SANGKARA

By:	/s/ David Tedjo
Print Name: David Tedjo
Title: Director

BIT ORIGIN LTD

By:	/s/ Jinghai Jiang
Print Name: Jinghai Jiang
Title: Chief Executive Officer, Chief Operating Officer and Chairman of the Board

[Signature Page to Asset Purchase Agreement BTOG – PT Mitra Manunggal Sangkara]

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